                                                                   Exhibit 10.6
                                                                   ------------

            SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     This Series B Convertible Preferred Stock Purchase Agreement (this "Agreement") is made and entered into as of July 31, 1998, by and among:

     ENGAGE TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, United States of America and having its principal place of business at 100 Brickstone Square, First Floor, Andover, Massachusetts 01810, United States of America ("Engage");

     SUMITOMO CORPORATION, a corporation duly organized and existing under the laws of Japan and having its principal place of business at 2-2, Hitotsubashi 1-chome, Chiyoda-ku, Tokyo, Japan ("SC"); and

     SUMITOMO CORPORATION OF AMERICA, a corporation duly organized and existing under the laws of the State of New York, United States of America and having a place of business at 345 Park Avenue, New York, New York 10154-0042, United States of America ("SCOA", and together with SC, the "Purchasers").

                                    RECITALS

     WHEREAS, Engage desires to sell to the Purchasers, and the Purchasers desire to purchase from Engage, the Engage Shares (as defined below), all on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   AGREEMENT TO PURCHASE AND SELL STOCK.

     1.1  Authorization.  Prior to the Closing (as defined below), Engage's
          -------------
Board of Directors will have authorized the issuance of the Engage Shares (as defined below) pursuant to the terms and conditions of this Agreement. The Engage Shares, when issued, will have the rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of
                                                  ---------
Designation").

     1.2  Agreement to Purchase and Sell Common Stock.  At the Closing (as
          -------------------------------------------
defined below), Engage hereby agrees to sell to the Purchasers and the Purchasers hereby agree to purchase from Engage an aggregate of 238,597 shares of Series B Convertible Preferred Stock of Engage, $0.01 par value per share (the "Engage

Shares"), at a price per share of $8.3823 for an aggregate purchase price of US $1,999,991.60, as follows: (a) Engage hereby agrees to sell to SC and SC hereby agrees to purchase from Engage 178,947 Engage Shares for an aggregate purchase price of US $1,499,987.40, and (b) Engage hereby agrees to sell to SCOA and SCOA hereby agrees to purchase from Engage 59,650 Engage Shares for an aggregate purchase price of US $500,004.20.

     2.   CLOSING.

     2.1  The Closing.  The purchase and sale of the Engage Shares shall take
          -----------
place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, at 10:00 a.m. Massachusetts time, within three (3) business days after the conditions set forth in Articles 5 and 6 have been satisfied, or at such other time and place as Engage and the Purchasers mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, Engage will deliver to the Purchasers certificates representing the Engage Shares, against delivery to Engage by the Purchasers of the consideration set forth in Section 1.2 by wire transfer of funds to an account designated by Engage at least two business days prior to the Closing. It is expected that Closing documents will be delivered by facsimile with original signature pages sent by overnight courier.

     3. REPRESENTATIONS AND WARRANTIES OF ENGAGE. Engage hereby represents and warrants to the Purchasers, at the date of execution of this Agreement and at the Closing, that the statements in this Section 3 are true and correct, except as set forth in the Disclosure Letter from Engage to the Purchasers of even date herewith (the "Disclosure Letter"):

     3.1  Organization, Good Standing and Qualification.  Engage is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America and has all corporate power and authority required to (a) carry on its business as presently conducted, and
(b) enter into this Agreement and consummate the transactions contemplated hereby. Engage is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of Engage and its Subsidiaries (as defined below), taken as a whole.

     3.2  Capitalization.  As of the date hereof, the authorized stock of Engage
          --------------
consists of 20,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock") of which 93,750 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock") consisting of: 800,000 shares of Preferred Stock designated "Series A Preferred" of which 800,000 are issued and outstanding and 4,200,000 undesignated shares of Preferred Stock. As of the Closing, the authorized stock of Engage will consist of 20,000,000 shares of Common Stock of which 93,750 shares will be issued and outstanding, 5,000,000 shares of Preferred Stock consisting of: 1,500,000 shares of Preferred Stock designated "Series A Preferred" of which 1,500,000 will be issued and outstanding, 238,597 shares of Preferred Stock designated "Series B Preferred" (the "Series B Preferred Stock") of which none shall be issued and outstanding, and 3,261,403 undesignated shares of Preferred Stock. Immediately prior to the Closing, all issued and outstanding shares will have been duly authorized, validly issued, and will be fully paid and nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the date hereof, CMG Information Services, Inc. is the record holder of all of the outstanding shares of Series A Preferred Stock of Engage. As of the date hereof and as of the Closing, Engage shall have reserved 2,800,987 shares of Common Stock for issuance to officers, directors, employees or independent contractors or affiliates of Engage under Engage's employee benefit plans. As of the Closing, options shall have been issued under such employee benefit plans representing approximately 2,000,000 of such shares. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, convertible securities, options, warrants, calls, rights, commitments or agreements of any character to which Engage is a party or by which it is bound obligating Engage to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Engage or obligating Engage to grant, extend or enter into any such equity security, convertible security, option, warrant, call, right, commitment or agreement.

     3.3  Authorization.  All corporate action on the part of Engage, its
          -------------
officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Engage under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Engage Shares being sold under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and binding obligation of Engage, enforceable against Engage in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

     3.4  Valid Issuance of Stock.
          -----------------------

          (a)  Valid Issuance.  The Engage Shares, and the shares of Common
               --------------
Stock issuable upon conversion thereof, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, or the terms of the Certificate of Designation, as applicable, will be duly and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. The sale of the Engage Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been waived.

          (b)  Compliance with Securities Laws.  Assuming the correctness of the
               -------------------------------
representations made by each of the Purchasers in Section 4 hereof, the Engage Shares will be issued in full compliance with the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") issued under such act (collectively, the "Securities Act"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the states of the United States.

     3.5  Subsidiaries and Affiliates.
          ---------------------------

          (a) The Disclosure Letter sets forth a list of all entities in which Engage beneficially owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests (collectively, the "Subsidiaries"). The Disclosure Letter also includes (i) a complete list of each partnership or joint venture agreement or arrangement to which Engage is a party and the nature and amount of the interest of Engage in such entities and (ii) a complete list of the corporations, partnerships, limited liability companies or other entities with respect to which Engage beneficially owns, directly or indirectly, the outstanding stock or other equity interests and the percentage ownership of such entity by Engage. Except as set forth in the Disclosure Letter, there is no other entity with respect to which: (i) Engage beneficially owns, directly or indirectly, any outstanding stock or other ownership interests of such entity;
(ii) Engage may be deemed to be in control because of factors or relationships (contractual or otherwise) other than the quantity of stock or other interests owned; (iii) Engage may be liable under any circumstances for the payment of additional amounts with respect to its interest, whether in the form of assessments, capital calls, installment payments, general partner liability or otherwise; or (iv) the investment by Engage is accounted for by the equity method.

          (b) All capital stock or other equity interests owned by Engage as described pursuant to Section 3.5(a) are owned by Engage or its Subsidiaries, as the case may be, as record and beneficial owner thereof free and clear of all liens, charges, encumbrances, equities and claims whatsoever. There is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating Engage to issue, sell, transfer, pledge or otherwise encumber any share of capital stock or other equity interest described pursuant to Section 3.5(a) or any security or other instrument convertible into or exercisable for or evidencing the right to subscribe for any such share of capital stock or other equity interest.

          (c) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted.

     3.6  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Engage is required in connection with the consummation of the transactions contemplated by this Agreement, except the filing of such qualifications or filings under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission issued under such act (collectively, the "Exchange Act") and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     3.7  Non-Contravention.  The execution, delivery and performance of this
          -----------------
Agreement by Engage and the consummation by Engage of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation, Certificate of Designation of Series A Preferred Stock or Bylaws of Engage; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to Engage; or
(iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which Engage is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of Engage under, any contract to which Engage is a party or any permit, license or similar right relating to Engage or by which Engage may be bound or affected in such a manner as, individually or together with all other such matters, would have Material Adverse Effect.

     3.8  Litigation.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation ("Action") pending or, to the best of Engage's knowledge, threatened: (a) against Engage or its Subsidiaries, their respective activities, properties or assets or against any officer, director or employee of Engage in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, Engage, in each case which is reasonably likely to have a Material Adverse Effect, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. Engage is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by Engage is currently pending nor does Engage intend to initiate any Action which is reasonably likely to have a Material Adverse Effect.

     3.9  Compliance with Law and Charter Documents.  Engage is not in violation
          -----------------------------------------
or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended. Engage and its Subsidiaries have complied and are in compliance with all applicable statutes, laws, and regulations and executive orders of the United States of America and all states, foreign countries and other governmental bodies and agencies having jurisdiction over Engage's and its Subsidiaries' businesses or properties, except for any violations that would not, either individually or in the aggregate, have a Material Adverse Effect.

     3.10 Financial Statements.  Engage has provided the Purchasers with copies
          --------------------
of the unaudited financial statements of Engage for the fiscal year ended July 31, 1997 and the audited financial statements of Accipiter, Inc. ("Accipiter") for the fiscal year ended December 31, 1997 (collectively, the "Annual Financial Statements"), and unaudited financial statements of Engage for the nine-month period ended April 30, 1998, which statements include the operations of Accipiter for the relevant period (the "Balance Sheet Date"). Such unaudited financial statements of Engage and Accipiter, Inc. fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of Engage and Accipiter as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

     3.1  Absence of Certain Changes Since Balance Sheet Date.  Except as set
          ---------------------------------------------------
forth in the Disclosure Letter, since the Balance Sheet Date, the business and operations of Engage and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

          (a) any declaration, setting aside or payment of any dividend or other distribution of the assets of Engage with respect to any shares of capital stock of Engage or any repurchase, redemption or other acquisition by Engage or any Subsidiary of Engage of any outstanding shares of Engage's or any Subsidiary's capital stock;

          (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result, in a Material Adverse Effect;

          (c) any waiver by Engage or a Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted and are not expected to result, in a Material Adverse Effect;

          (d) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which Engage or a Subsidiary or any of its respective assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or the Disclosure Letter or that have not resulted, and are not expected to result, in a Material Adverse Effect;

          (e) any change by Engage in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; and

          (f) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

    3.12  Rights in Proprietary Information.  Except as set forth in the
          ---------------------------------
Disclosure Letter, Engage has not received any communications alleging that Engage has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, or other proprietary rights of any other person or entity, nor does Engage have reason to believe that it has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, or other proprietary rights of any person or entity. Engage has sufficient right to proprietary information to conduct its business as currently conducted.

    3.13  Conduct of Business; Liabilities.  Engage is not in default under, and
          --------------------------------
to the best of Engage's knowledge no condition exists that would by notice or lapse or time would constitute a default of Engage under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which Engage is a party or by which Engage or the properties of Engage are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to have a Material Adverse Effect.

    3.14  Permits.  Engage has all franchises, permits, licenses and any similar
          -------
authority necessary for the conduct of its business as it is now being conducted, the lack of which could have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Engage is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

    3.15  Full Disclosure.  The information contained in this Agreement and the
          ---------------
Disclosure Letter with respect to the business, operations, assets, results of operations and financial condition of Engage and its Subsidiaries, and the transactions contemplated by this Agreement are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS. Each of the Purchasers hereby jointly and severally represents and warrants to Engage, at the date of execution of this Agreement and at the Closing, and agrees that:

     4.1  Organization and Good Standing.  SC is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of Japan and has all corporate power and authority required to carry on its business as presently conducted, and to enter into this Agreement and to consummate the transactions contemplated hereby. SCOA is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all corporate power and authority required to carry on its business as presently conducted, and enter into this Agreement and to consummate the transactions contemplated hereby.

     4.2  Authorization.  This Agreement has been duly authorized by all
          -------------
necessary corporate action on the part of each Purchaser. This Agreement constitutes a valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Each Purchaser has full corporate power and authority to enter into this Agreement.

     4.3  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority on the part of either Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement, except for such authorizations of the relevant authorities under all applicable laws of Japan as may be required in connection with the transactions contemplated by this Agreement. All such authorizations, qualifications and filings will, in the case of authorizations and qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     4.4  Purchase for Own Account.  The Engage Shares are being acquired for
          ------------------------
investment for each Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the

Securities Act, and neither Purchaser has the present intention of selling, granting any participation in, or otherwise distributing the same.

     4.5  Investment Experience.  Each Purchaser understands that the purchase
          ---------------------
of the Engage Shares involves substantial risk. Each Purchaser has experience as an investor in corporate securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Engage Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Engage Shares and protecting its own interests in connection with this investment.

     4.6  Accredited Investor Status.  Each Purchaser is an "accredited
          --------------------------
investor" within the meaning of Regulation D promulgated under the Securities
Act.

     4.7  Restricted Securities.  Each Purchaser understands that the Engage
          ---------------------
Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from Engage in a transaction not involving a public offering and that under the Securities Act such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Purchaser is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4.8  Legends.  Each Purchaser agrees that the certificates for the Engage
          -------
Shares shall bear the following legend in addition to any legend required to provide notice of Engage's rights under Section 7.

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933, as amended, and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933, as amended, and other applicable state laws and rules."

In addition, each Purchaser agrees that Engage may place stop transfer orders with its transfer agents with respect to such certificates to the extent necessary to enforce compliance with the requirements of the Securities Act. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to Engage of such satisfactory evidence as reasonably may be required by Engage, that such legend or stop orders are not required to ensure compliance with the Securities Act.

     5. CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of the Purchasers under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

     5.1  Representations and Warranties True.  Each of the representations and
          -----------------------------------
warranties of Engage contained in Section 3 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing, except as set forth in the Disclosure Letter, with the same effect as though such representations and warranties had been made as of the Closing.

     5.2  Performance.  Engage will have performed and complied with all
          -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

     5.3  Compliance Certificate.  Engage will have delivered to the Purchasers
          ----------------------
at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1, 5.2 and 5.7 hereof have been fulfilled.

     5.4  Securities Exemptions.  The offer and sale of the Engage Shares to the
          ---------------------
Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     5.5  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Purchasers and to the Purchasers' legal counsel, and the Purchasers will have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include, but not be limited to, the following:

          (a)  Certified Charter Documents.  A copy of (i) the Certificate of
               ---------------------------
Incorporation and Certificate of Designation of Series A Preferred Stock, each certified as of a recent date by the Secretary of State of the State of Delaware as a complete and correct copy thereof; and (ii) the By-laws of Engage (as amended through the date of the Closing) certified by the Assistant Secretary of Engage as true and correct copies thereof as of the Closing.

          (b)  Board Resolutions.  A copy, certified by the Assistant Secretary
               -----------------
of Engage, of the resolutions of the Board of Directors of Engage providing for the approval of this Agreement and the issuance of the Engage Shares and the other matters contemplated hereby.

          (c)  Stock Certificates.  Stock certificates representing the Engage
               ------------------
Shares.

     5.6  Opinion of Engage Counsel.  The Purchasers will have received an
          -------------------------
opinion on behalf of Engage, dated as of the date of the Closing, from Palmer & Dodge LLP, in substantially the form attached as Exhibit B hereto.
                                                 ---------

     5.7  No Material Adverse Effect.  Between the date hereof and the Closing,
          --------------------------
there shall not have occurred any Material Adverse Effect.

     5.8  Satisfaction of Due Diligence.  The Purchasers shall have completed to
          -----------------------------
their satisfaction a legal and financial review of Engage.

     5.9  Merger of Accipiter.  Engage shall have consummated the stock-for-
          -------------------
stock merger of Accipiter with and into Engage and Engage shall be the survivor of such merger. Evidence of consummation of the merger satisfactory to the Purchasers shall have been delivered by Engage.

     6. CONDITIONS TO ENGAGE'S OBLIGATIONS AT CLOSING. The obligations of Engage to the Purchasers under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver on or before the Closing, of each of the following conditions:

     6.1  Representations and Warranties True.  The representations and
          -----------------------------------
warranties of the Purchasers contained in Section 4 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

     6.2  Performance.  The Purchasers will have performed and complied with all
          -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

     6.3  Payment of Purchase Price.  The Purchasers will have delivered to
          -------------------------
Engage the full purchase price of the Engage Shares as specified in Section 1.2.

     6.4  Securities Exemptions.  The offer and sale of the Engage Shares to the
          ---------------------
Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration requirements of the Securities and/or qualification requirements of all applicable state securities laws.

     6.5  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Engage and to Engage's legal counsel, and Engage will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

     7.   COVENANTS OF THE PURCHASERS AND ENGAGE.

     7.1  Covenants of the Purchasers.  As long as a Purchaser holds any of the
          ---------------------------
Engage Shares, such Purchaser hereby covenants and agrees as follows:

     7.1.1  Right of First Offer Upon Transfer of Engage Shares.  If either
            ---------------------------------------------------
Purchaser intends to sell any of the Engage Shares to any person (other than an Affiliate of such Purchaser pursuant to Section 7.1.2 below), such Purchaser shall provide written notice thereof to Engage (the "Purchaser Notice"). The Purchaser Notice shall specify the number of Engage Shares involved and the proposed price per share. For a period of 48 hours after the receipt of the Purchaser Notice by Engage, Engage shall be entitled to elect to purchase all, but not less than all, of the Engage Shares described in the Purchaser Notice, at the price per share described in such notice, by delivery of a written notice (a "Company Purchase Election") to such Purchaser irrevocably electing to purchase such Shares and shall have twenty (20) business days to consummate said purchase from such Purchaser. In the event that Engage has not delivered a Company Purchase Election prior to the expiration of such 48-hour period or has failed to purchase such Engage Shares within said twenty (20) business day period, Engage's right to purchase such Engage Shares shall expire, and such Purchaser shall be entitled to sell the Engage Shares described in the Purchaser Notice for a period of ninety (90) days following the expiration of such twenty
(20) day period, but only to the proposed purchaser set forth in the Purchaser Notice and only for a purchase price not less than the purchase price set forth in the Purchaser Notice. In the event such Purchaser has not sold such Engage Shares by the end of such ninety (90) day period, the rights of Engage set forth above in this Section 7.1.1 shall apply to any subsequent sales by such Purchaser. Each Purchaser further agrees that it will not sell the Engage Shares privately to an entity engaged in the same business as Engage at the time of such sale without the prior written consent of Engage, which consent shall not be unreasonably withheld.

     7.1.2 Transfers to Affiliates.
           -----------------------

          (a) Subject to the last sentence of Section 7.1.1, Engage Shares and the rights granted to a Purchaser under this Agreement relating thereto may be transferred by such Purchaser to any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with such Purchaser, either individually or together with the another Purchaser (an "Affiliate"), and such Affiliate shall be treated as a Purchaser hereunder, subject to such Affiliate's compliance with the provisions of this Section
7.1.2. For purposes of this Section 7.1.2, "control" shall mean direct or indirect control of more than fifty percent (50%), individually or in the aggregate, of the outstanding voting stock or other ownership interest of a corporation or entity, or possession, directly or indirectly, of the power to manage, direct or cause the direction of the management and policies of a corporation or other entity or possession of the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

          (b) Any Affiliate (other than any of the Purchasers) to whom Engage Shares and rights under this Agreement are transferred pursuant to this Section
7.1.2 shall, as a condition to such transfer, deliver to Engage a written instrument by which the Affiliate identifies itself gives Engage notice of the transfer of such rights, indicates the Engage Shares owned by it and agrees to be bound by the obligations imposed upon Purchasers under this Agreement. Unless and until Engage shall have received such written notice, it shall have no obligations hereunder to the transferee.

          (c)  An Affiliate to whom rights are transferred pursuant to this
Section 7.1.2 may not again transfer such rights to any other person or entity, other than as provided in paragraphs (a) and (b) of this Section 7.1.2.

     7.2  Covenants of Engage.  As long as the Purchasers hold any of the Engage
          -------------------
Shares, Engage hereby covenants and agrees as follows:

     7.2.1  Reserve for Conversion Shares.  Engage shall at all times reserve
            -----------------------------
and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Engage Shares, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all the Engage Shares (and any securities convertible into Shares of Common Stock that may have been issued pursuant to the terms of the Series B Preferred Stock) from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Engage Shares, Engage will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Engage shall take all steps reasonably necessary to obtain any authorization, consent, approval, or other action by or make any filing with any court or administrative body that may be required in connection with the issuance of shares of Common Stock upon conversion of the Engage Shares (and any securities convertible into Shares of Common Stock that may have been issued pursuant to the terms of the Series B Preferred Stock).

     7.2.2  Financial Statements.  Engage will maintain books of account in
            --------------------
accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records and furnish to the Purchasers the following reports:

          (a) within 90 days after the end of each fiscal year, a copy of the balance sheet of Engage as at the end of such year, together with statements of operations, stockholders' equity and cash flows of Engage for such year prepared in accordance with generally accepted accounting principles and practices consistently applied. Such financial statements shall be audited if and to the extent that Engage has such audited financial statements available. To the extent audited financial statements become available, at any time, Engage shall promptly furnish copies thereof to the Purchasers.

          (b) within 45 days after the end of each fiscal quarter, a copy of the balance sheet of Engage as at the end of such quarter, together with statements of operations, stockholders' equity and cash flows of Engage for such quarter.

     7.2.3  Approval of Series B.  Without the prior approval of the holders
            --------------------
of at least 51 % of the then outstanding Engage Shares, Engage will not alter, change or amend the rights, preferences or privileges of the Series B Preferred Stock (including the Engage Shares) or increase the authorized number of shares of Series B Preferred Stock or take any action to authorize or effect such alteration, change, amendment or increase.

     7.2.4  Advisory Board Member.  If at any time Engage or its Board of
            ---------------------
Directors forms a business advisory board, the Purchasers shall be entitled to designate an individual reasonably acceptable to Engage as a member of such business advisory board.

     7.2.5  Preemptive Right.
            ----------------

          (a) Each Purchaser shall be entitled to a right of first refusal to purchase, on a pro rata basis, all or any part of any Series B Convertible Preferred Stock issued by Engage after the date hereof (the "New Securities"), subject to the terms and conditions set forth below. Such Purchaser's pro rata share shall equal a fraction, the numerator of which is the number of shares of Series B Preferred Stock then issued and outstanding and held by such Purchaser, and the denominator of which is the total number of shares of Series B Preferred Stock then issued and outstanding.

          (b) In the event Engage intends to issue New Securities, it shall give each Purchaser who is then a record holder of Engage Shares (a "Holder") written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which Engage proposes to effect such issuance. Each such Holder shall have twenty (20) days from the date of any such notice to agree to purchase all of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in Engage's notice by giving written notice to Engage stating the quantity of New Securities to be so purchased.

          (c) In the event the Holders fail to exercise the foregoing right of first refusal with respect to any New Securities within such 20-day period, Engage may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by the Holders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Holder pursuant to paragraph (b) above. In the event Engage has not so sold such New Securities within such 120-day period, Engage shall not thereafter issue or sell any New Securities without first offering such New Securities to the Holders in the manner provided above.

     7.26  Merger.  Engage agrees that, notwithstanding the rights, powers,
           ------
designations and other terms of the Series A Convertible Preferred Stock of Engage as specified in the Certificate of Designation of such Series A Convertible Preferred Stock, the merger of Accipiter, with and into Engage as contemplated in Section 5.9, shall not be deemed a liquidation, dissolution or winding-up within the meaning of such Certificate of Designation.

     8.  Registration Rights.  Notwithstanding anything to the contrary in this
         -------------------
Section 8, Engage shall not be obligated to include in any Registration Statement (as defined below) any Registrable Shares (as defined below) of a Purchaser, who could at the time of such request for registration then sell all of the Registrable Shares which such Purchaser then holds pursuant to Rule 144(k) under the Securities Act.

     8.1 Whenever Engage proposes to file a Registration Statement, prior to such filing it shall give 30 days prior written notice to each Purchaser who is a record holder of Registrable Shares of its intention to do so (which shall include, to the extent known, the proposed offering price, the number of shares proposed to be registered, the distribution arrangements and other appropriate information), and upon the written request of a Purchaser or Purchasers given within 30 days after Engage provides such notice (which request shall state the Registrable Shares intended to be disposed of), Engage shall, subject to Section 8.2, use its best efforts to cause all Registrable Shares which Engage has been requested to register by the Purchasers to be registered under the Securities Act; provided that Engage shall have the right to postpone or withdraw any such Registration Statement without obligation to either Purchaser.

     8.2 In connection with any offering under Section 8.1 involving an underwriting, Engage shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between Engage and the underwriters selected by it. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the Purchasers have requested to be included would materially and adversely affect such public offering, then Engage shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. In the event of such a reduction in the number of shares to be included in the underwriting, all Purchasers of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares (or in any other proportion as agreed upon by such Purchasers) and if any such Purchaser would thus be entitled to include more shares than such Purchaser requested to be registered, the excess shall be allocated among such other requesting Purchasers pro rata based on their ownership of Registrable Shares. Notwithstanding the foregoing, with respect to any registration other than an Initial Public Offering in which Registrable Shares may be included pursuant to this Section 8, if the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration, pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereunto). If any Purchaser would thus be entitled to include more securities than such Purchaser requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

     8.3  Registration Procedures.
          -----------------------

     8.3.1 If and whenever Engage is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, Engage shall:

          (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 180 days from the effective date;

          (c) as expeditiously as possible furnish to each selling Purchaser such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Purchaser;

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Purchaser to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Purchaser; provided, however, that Engage shall not be required
                          --------  -------
in connection with this paragraph (d) to qualify as a foreign corporation in any jurisdiction; and

          (e) cause all of the Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by Engage are then listed.

     8.3.2 If Engage has delivered preliminary or final prospectuses to the selling Purchaser and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Engage shall promptly notify the selling Purchaser and, if requested, the selling Purchaser shall immediately cease making offers of Registrable Shares and shall return all prospectuses to Engage. Engage shall promptly provide the selling Purchaser with revised prospectuses and, following receipt of the revised prospectuses, the selling Purchaser shall be free to resume, if and to the extent consistent with the transaction or transactions registered pursuant to the applicable Registration Statement, making offers of the Registrable Shares.

     8.4  Allocation of Expenses.  Engage shall pay all Registration Expenses of
          ----------------------
such any registration effected pursuant to this Section 8.  For purposes of this
Section 8, the term "Registration Expenses" shall mean all expenses incurred by
                     ---------------------
Engage in complying with Section 8 of this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for Engage, out-of-pocket expenses of Engage and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discount and selling commissions relating to the Registrable Shares. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Purchasers in accordance with the number of Registrable Shares included by each in such registration.

     8.5  Indemnification.
          ---------------

     8.5.1  In the event of any registration of any of the Registrable
Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law Engage shall indemnify and hold harmless the seller of such Registrable Shares (including its respective directors, officers, employees and agents), (and to the extent set forth in any underwriting agreement with respect to such offering, each underwriter) and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages, expenses or liabilities, joint or several, to which such seller (including its respective directors, officers, employees and agents), underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by Engage of the Securities Act, any state securities or Blue Sky laws or any rule or regulation thereunder in connection with such registration; and Engage shall reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action or the payment of any settlement thereof; provided, however,
                                                              --------  -------
that Engage shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Engage, in writing, by or on behalf of such seller, (and to the extent set forth in any underwriting agreement with respect to such offering, each underwriter) or controlling person specifically for use in the preparation thereof.

     8.5.2 In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each seller of Registrable Shares jointly and severally shall indemnify and hold harmless Engage, each of its directors and officers (and to the extent set forth in any underwriting agreement with respect to such offering, each underwriter) and each person, if any, who controls Engage or any such underwriter within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages, expenses or liabilities joint or several, to which Engage, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise solely out of or are based solely upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise solely out of or are solely based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the statement or omission was made in reliance upon and in conformity with information furnished in writing to Engage by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and provided, further, that the
                                                    --------  -------
obligations of such Purchaser hereunder shall be limited to an amount equal to the proceeds to each Purchaser of Registrable Shares sold as contemplated herein.

     8.5.3 Indemnification of an underwriter pursuant to this Subsection 8.5 shall not be interpreted as providing relief of such underwriter from any or all of its due diligence obligations. Further, an underwriter shall not be entitled to indemnification pursuant to this Subsection 8.5 in the event that it fails to deliver to any selling Purchaser any preliminary or final or revised prospectus, as required by the rules and regulations of the Commission. Finally, no indemnification shall be provided pursuant to this Subsection 8.5 in the event that any error in a preliminary prospectus of Engage is subsequently corrected in the final prospectus of Engage for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

     8.5.4  Contribution.  If the indemnification provided for in Subsections
            ------------
8.5.1 through 8.5.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     8.6  Information by Holder.  Each holder of Registrable Shares included in
          ---------------------
any registration shall furnish to Engage such information regarding such holder and the distribution proposed by such holder as Engage may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     8.7  Rule 144 Requirements.  With a view to making available to the
          ---------------------
Purchasers the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Purchaser to sell securities of Engage to the public without registration, Engage agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

          (b) file with the Commission in a timely manner all reports and other documents required of Engage to be filed under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) furnish to any holder of Registrable Shares upon request a written statement by Engage as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Engage, and such other reports and documents of Engage as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     8.8  Certain Definitions.  As used in this Section 8, the following terms
          -------------------
shall have the following respective meanings:

     "Initial Public Offering" means the first public distribution of the Common
      -----------------------
Stock pursuant to a firm commitment underwriting, following which the Common Stock shall be listed and traded on a national securities exchange or on the NASDAQ National Market System.

     "Registrable Shares" means the shares of Common Stock issued or issuable
      ------------------
upon conversion of the Engage Shares and any convertible securities with respect to the Engage Shares that may have been issued pursuant to the terms of the Series B Preferred Stock, and any shares of Common Stock issued with respect thereto as a dividend or other distribution or in connection with any reorganization, recapitalization or other corporate transaction affecting the Series B Preferred Stock generally. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of the Registrable Shares (or any category thereof), or to a number or percentage of Registrable Shares (or any category thereof) held by a particular Purchaser, such reference shall be intended to refer to the shares of Common Stock issuable upon conversion of the shares of Preferred Stock held by it in accordance with the Certificate of Incorporation of Engage and the Certificate of Designation for such Preferred Stock, even though such conversion has not yet been effected.

     "Registration Statement" means a registration statement filed by Engage
      ----------------------
with the Commission for a public offering and sale of securities of Engage (other than a registration statement on Form S-4 or S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     9.   MISCELLANEOUS.

     9.1  Successors and Assigns.  The terms and conditions of this Agreement
          ----------------------
will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     9.2  Governing Law and Dispute Resolution.  This Agreement shall be
          ------------------------------------
governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding choice of law principles) except with respect to matters properly governed by the General Corporation Law of the State of Delaware, which shall be governed thereby, and both parties agree that all disputes arising between them related to this Agreement in any respect and the enforcement of this Agreement shall be resolved only and exclusively in the United States Federal Court in Boston, Massachusetts. Each party hereto hereby consents to the non-exclusive jurisdiction of the United States Federal Court in Boston, Massachusetts and the appropriate State and Federal Courts located in the State of Delaware, with respect to any action, suit or proceeding commenced in any such court by the other party hereto or its successors or assigns, and each party hereto waives any defense it may have with respect to such jurisdiction or with respect to the proper venue of any such action, suit or proceeding in any such court.

     9.3  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.4  Headings.  The headings and captions used in this Agreement are used
          --------
for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     9.5  Notices.  Any notice required or permitted under this Agreement will
          -------
be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after mailing, by registered air mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered air mail, postage prepaid and addressed to the party to be notified at the address as specified at the beginning of this Agreement or at such other address as the Purchaser or Engage may designate by giving at least ten (10) days advance written notice pursuant to this Section 9.5.

     9.6  No Finder's Fees.  Each Purchaser represents that it neither is nor
          ----------------
will be obligated for any finder's or broker's fee or commission in connection with the transactions contemplated hereunder (except as a result of the transactions contemplated under Section 8). The Purchasers will jointly and severally indemnify and hold harmless Engage from any liability for any commission or compensation in the nature of a finders' or broker's fee for which the Purchasers or any of their officers, employees or consultants, or representatives is responsible. Engage represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with the transactions contemplated hereunder, except with respect to those owed to Japan Entry (and except as a result of the transactions contemplated under Section 8). Engage will indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder's or broker's fee for which Engage or any of its officers, employees or consultants or representatives is responsible.

     9.7  Amendments and Waivers.  This Agreement may be amended and the
          ----------------------
observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Engage and the Purchasers. Any amendment or waiver effected in accordance with this Section 9.7 will be binding upon the Purchasers, Engage and their respective successors and assigns.

     9.8  Severability.  If any provision of this Agreement is held to be
          ------------
unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     9.9  Entire Agreement.  This Agreement, the Disclosure Letter and all
          ----------------
exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

     9.10  Further Assurances.  From and after the date of this Agreement, upon
           ------------------
the request of Engage or the Purchasers, Engage and the Purchasers will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     9.11  Meaning of Include and Including.  Whenever in this Agreement the
           --------------------------------
word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

     9.12  Fees Costs and Expenses.  All fees, costs and expenses (including
           -----------------------
attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

     9.13  Competition.  Nothing set forth herein shall be deemed to preclude,
           -----------
limit or restrict Engage's or the Purchaser's ability to compete with the other.

     9.14  Survival.  The representations and warranties made by Engage are not
           --------
limited in any manner by the representations and warranties made by the Purchasers hereunder. The representations and warranties contained herein made by Engage and the Purchasers shall survive the execution and delivery of this Agreement.

     9.15  Indemnity.  Engage and each Purchaser each agrees to indemnify and
           ---------
hold each other party hereto harmless against any and all losses, costs and expenses (including, without limitation, reasonable legal and other expenses) resulting from, relating to or arising out of (i) any misrepresentation or breach of any warranty of such party contained in this Agreement, the Disclosure Letter or any certificate delivered by such party at the Closing, (ii) any breach of any covenant of such party contained in this Agreement and (iii) any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of this indemnification.

     9.16  Indemnification Procedure.  Each party entitled to indemnification
           -------------------------
under this Agreement (the "Indemnified Party") shall give notice to the party
                           -----------------
required to provide indemnification (the "Indemnifying Party") promptly after
                                          ------------------
such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for
                                                      --------
the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any
                                --------  -------
Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party's expense; provided,
                                                               --------
however, that the Indemnifying Party shall pay such expense if representation of
-------
such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                         ENGAGE TECHNOLOGIES, INC.


                              By:  /s/  Paul Schaut
                                 ---------------------------------

                              Name:  Paul Schaut
                                   -------------------------------

                              Title:  CEO
                                    ------------------------------


                         SUMITOMO CORPORATION


                              By:
                                 ---------------------------------

                              Name:
                                   -------------------------------

                              Title:
                                    ------------------------------


                         SUMITOMO CORPORATION OF AMERICA


                              By:  /s/  Yukihiro Yoshida
                                 ---------------------------------

                              Name:  Yukihiro Yoshida
                                   -------------------------------

                              Title:  Executive Vice President
                                    ------------------------------

                                   EXHIBIT A

                          CERTIFICATE OF DESIGNATION

                         CERTIFICATE OF DESIGNATION OF
                     SERIES B CONVERTIBLE PREFERRED STOCK


     Engage Technologies, Inc., a Delaware corporation (the "Corporation" or the "Company"), pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous consent dated July 31, 1998, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series B Convertible Preferred Stock" and to consist of two hundred thirty-eight thousand five hundred ninety-seven (238,597) shares as follows:

     RESOLVED: That, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation hereby is established, consisting of two hundred thirty-eight thousand five hundred ninety-seven (238,597) shares, to be designated "Series B Convertible Preferred Stock" (hereafter "Series B Preferred Stock"), the Board of Directors be and hereby is authorized to issue such shares of Series B Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Corporation's Amended and Restated Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights, powers or priorities of, and the qualifications, limitations or restrictions upon, the Series B Preferred Stock shall be as follows:

     1.  Designation.  This series of Preferred Stock, par value $0.01 per
         -----------
share, shall be designated the "Series B Convertible Preferred Stock" (hereinafter "Series B Preferred Stock").

     2.  Liquidation, Dissolution or Winding Up.
         --------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock, but before any payment shall be made to the holders of Series B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock, by reason of their ownership thereof, an amount equal to $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends with respect thereto. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to the Series B Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, by reason of their ownership thereof; an amount equal to $8.3823 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (c) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, Series B Preferred Stock and any other class or series of stock ranking on liquidation senior to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive, on a pro-rata basis, the remaining funds and assets of the Corporation available for distribution to its stockholders.

          (d) With respect to the Series B Preferred Stock, a merger or consolidation of the Corporation into or with another corporation in which the holders of the outstanding capital stock of the Corporation immediately prior to such merger or consolidation do not hold a majority of the outstanding capital stock of the surviving corporation, or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2 unless the holders of at least 51 % of the then outstanding shares of Series B Preferred Stock elect to have such events not deemed to be a liquidation, dissolution or winding up of the Corporation by giving written notice thereof to the Corporation at least ten (10) days before the effective date of such event. If such notice is given, the provisions of Subsection 4(h) below shall apply. Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     3.  Voting Power.  Except as otherwise expressly provided herein or as
         ------------
required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of
Section 4 hereof (taking into account all declared but unpaid dividends, if any, with respect to such Series B Preferred Stock), at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and of Common Stock shall be entitled to vote together as a class on all matters.

     4.  Conversion Rights.  The holders of the Series B Preferred Stock shall
         -----------------
have the following conversion rights:

          (a)  General.  Subject to and in compliance with the provisions of
               -------
this Section 4, any shares of the Series B Preferred Stock, may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 4(c)) by the number of shares of Series B Preferred Stock being converted. Upon conversion of their shares of Series B Preferred Stock into shares of Common Stock, holders of shares of Series B Preferred Stock shall also have the option to have all declared but unpaid dividends on such shares of Series B Preferred Stock converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by multiplying the number of shares of Series B Preferred Stock which could have been purchased with such declared but unpaid dividends, assuming a Series B Preferred Stock purchase price of $8.3823 per share, by the Applicable Conversion Rate in effect at the time of such conversion.

          (b)  Conversion Following Underwritten Public Offering.
               -------------------------------------------------

               (i) All outstanding shares of Series B Preferred Stock shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the Common Stock is sold at a price to the public of not less than the amount per share which would be equal to $10.70 per share (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock) and in which the aggregate gross proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Company from such public offering, shall equal or exceed Fifteen Million Dollars ($15,000,000), be converted automatically into the number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion pursuant to Section 4(a) hereof without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock.

               (ii) Upon the occurrence of the conversion specified in Section 4(b)(i), the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In addition, the Company may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (c)  Applicable Conversion Rate.  The conversion rate in effect at any
               --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) $8.3823 by (ii) the Applicable Conversion Value, calculated as provided in Section 4(d).

          (d)  Applicable Conversion Value.  The Applicable Conversion Value in
               ---------------------------
effect from time to time, except as adjusted in accordance with Section 4(e) hereof; shall be $8.3823 as of the date of this Certificate of Series B Convertible Preferred Stock.

          (e)  Adjustments to Applicable Conversion Value.
               ------------------------------------------

          (i)  Upon Sales of Common Stock.  If the Company shall, while there
               --------------------------
are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount equal to a fraction:

               (A) the numerator of which shall be (a) the Applicable Conversion Value prior to the issuance multiplied by the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the price per share of such additional shares of Common Stock multiplied by number of such additional shares of Common Stock so issued or deemed issued, and

               (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of such additional shares of Common Stock so issued or deemed issued.

The Corporation's issuance of shares of Common Stock, or options exercisable therefor, pursuant to any stock purchase or stock option plan or other individual or group incentive program of any kind approved by the Board of Directors to the Corporation's officers, directors, employees or consultants shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 4(e).

     For the purposes of this Section 4(e), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) whether or not such conversion or exchange is conditional, shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 4(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

               (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

               (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

     For purposes of this Section 4(e), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4(e) consists of property other than cash, the Company at its expense will promptly cause independent public accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.

     This Section 4(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 4(e)(ii)).

               (ii) Upon an Extraordinary Common Stock Event.  Upon the
                    ----------------------------------------
happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (f)  Dividends.  In the event the Company shall make or issue, or
               ---------
fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of

Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 4(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series B Preferred Stock.

          (g)  Recapitalization or Reclassification.  If the Common Stock
               ------------------------------------
issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted (taking into account all declared and unpaid dividends and interest with respect to such Series B Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h)  Capital Reorganization, Merger or Sale of Assets.  If at any time
               ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company's properties and assets to any other person or persons, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation or entity resulting from such merger, consolidation or sale, to which such holders would be entitled if they were holders of the number of shares of Common Stock they were entitled to receive on conversion of the Series B Preferred Stock held by them immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the

Series B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series B Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4(h), shall have the option of electing treatment of his shares of Series B Preferred Stock under either this
Section 4(h) or Section 2(d) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.

          (i)  Accountant's Certificate as to Adjustments.  In each case
               ------------------------------------------
of an adjustment or readjustment of the Applicable Conversion Rate, the Company will furnish each holder of Series B Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of any holder, the Company will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j)  Exercise of Conversion Privilege.  To exercise his conversion
               --------------------------------
privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 4, cash in the amount of all unpaid dividends on such shares of Series B Preferred Stock, up to and including the Conversion Date, unless conversion of such unpaid dividends into Common Stock has been elected, and cash, as provided in Section 4(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k)  Cash in Lieu of Fractional Shares.  No fractional shares of
               ---------------------------------
Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Company shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

          (l)  Partial Conversion.  In the event some but not all of the shares
               ------------------
of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

          (m)  Reservation of Common Stock.  The Company shall at all times
               ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock and all unpaid dividends thereon, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and all unpaid dividends thereon, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     5.  No Reissuance of Series 13 Preferred Stock.  No share or shares of
         ------------------------------------------
Series B Preferred Stock acquired by the Company by reason of purchase or conversion shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly; provided, that this provision shall not be construed to permit the amendment of this Certificate of Designation with respect to any matter other than the number of shares of Series B Stock authorized for issuance, except with the consent of the holders of a majority in interest of the issued and outstanding Series B Preferred Stock.

     6.  No Dilution or Impairment.  The Company will not, by amendment of its
         -------------------------
Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series B Preferred Stock from time to time outstanding and all accrued and unpaid dividends thereon, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series B Preferred Stock set forth herein.

     7.  Notices of Record Date.  In the event of
         ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective,
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Engage Technologies, Inc., has caused its corporation seal to be affixed hereto and this Certificate to be signed by Paul L. Schaut, its President, and attested by William Williams II, its Assistant Secretary, this 1st day of August, 1998.


                                    ENGAGE TECHNOLOGIES, INC.


                                    By:
                                         Paul L. Schaut, President

ATTEST


By:______________________________________
  William Williams II, Assistant Secretary

[Corporate Seal]

                                   EXHIBIT B

                                FORM OF OPINION

                           Engage Technologies, Inc.
                      100 Brickstone Square, First Floor
                         Andover, Massachusetts 01810

                                 July 31, 1998

                             Disclosure Letter to
 Series B Convertible Preferred Stock Purchase Agreement dated August 31, 1998

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Series B Convertible Preferred Stock Purchase Agreement dated August 31, 1998 by and among Engage Technologies, Inc. (the "Company"), Sumitomo Corporation and Sumitomo Corporation of America.

Section 3.2
-----------

     Redemption Rights: the Restated Certificate of Incorporation of the Company, as amended (a copy of which is attached as an exhibit hereto), provides for certain redemption rights of the holders of Series A Convertible Preferred Stock.

Section 3.5
-----------

     Subsidiaries: As a consequence of the merger of Accipiter, Inc. with and into the Company prior to the Closing, the Company shall hold 100% of the capital stock of Accipiter Ltd., a company organized under the laws of the United Kingdom.

     Joint Ventures: Pursuant to a Shareholders Agreement between the Company and Sumitomo Corporation relating to Engage Technologies Japan, Inc. (the "JV"), the Company has subscribed for a 49% equity interest in the JV.

     Equity Interests: The Company holds 238,160 shares of the capital stock of Red Brick Systems, Inc. (the "Red Brick Shares"). The Red Brick Shares are subject to certain restrictions on transfer.

Section 3.11
------------

     Absence of Certain Changes: The Red Brick Shares were valued at $1,199,997.74 ($5.04 per share) on the Company's June 1998 balance sheet. The Company may have to "write down" the Red Brick Shares based on a current (July 29, 1998) market value of $595,400.00 ($2.50 per share).

     The Company recently underwent a reorganization in which 8,000,000 shares of Common Stock and $8,000,000 in principal amount of intercompany debt were changed into 800,000 shares of Series A Convertible Preferred Stock.

     On or about the date hereof, Accipiter, Inc. shall have been merged with and into the Company in a stock-for-stock merger in which 700,000 shares of the Company's Series A Convertible Preferred Stock was issued as consideration.

Attested to as of the date first set forth above



/s/  Paul L. Schaut
-------------------------------
Paul L. Schaut, President

                                    EXHIBITS

Charter Documents

     Amended and Restated Certificate of Incorporation of Engage Technologies, Inc. Certificate of Designation of Series A Preferred Stock

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           ENGAGE TECHNOLOGIES, INC.


     ENGAGE TECHNOLOGIES, INC. (the "Corporation" or the "Company"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that the board of Directors of the Corporation, by unanimous written consent of all of the Directors of the Corporation dated April 3, 1998, approved and adopted, pursuant to Section 242 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation of the Corporation in its entirety pursuant to Section 245 of the Delaware General Corporation Law. The Corporation further certifies that the stockholders of the Corporation, by written consent dated April 3, 1998, approved and adopted this Amended and Restated Certificate of Incorporation, pursuant to Sections 242 and 245 of the Delaware General Corporation Law. Written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice. The Certificate of Incorporation of the Corporation, as amended to date, was originally filed with the Secretary of State of Delaware on July 18, 1995 under the name CMG Direct Interactive, Inc. The full text of the Amended and Restated Certificate of Incorporation is set forth below:

     FIRST:  The name of the Corporation is Engage Technologies, Inc.
     -----

     SECOND:  The address of the Corporation's registered office in the State of
     ------
Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The aggregate number of shares of all classes of stock which the
     ------
Corporation is authorized to issue is twenty five million (25,000,000) shares, of which five million ($5,000,000) shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and twenty million (20,000,000) shall be shares of Common Stock, par value $0.01 per share (the "Common Stock").

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessments or any other payment thereon.

     No holder of any of the shares of any class of stock of the Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class whatsoever of stock of the Corporation to be issued by reason of any increase of the authorized stock of the Corporation, or of any class of such stock, or (iii) bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class of the Corporation or carrying any right to purchase stock of any class of the Corporation, but any such unissued stock, or additionally authorized issue of any stock, or other securities convertible into stock of the Corporation may be issued and disposed of pursuant to a resolution or resolutions of the Board of Directors to such persons, firms, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     Section 1.  Common Stock.
                 ------------

     The powers, preferences, rights, qualifications, limitations and restrictions relating to the Common Stock are as follows:

     (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock designated herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of
Section 2 of this Article FOURTH.

     (b) The Common Stock shall have voting rights for the election of directors and for all other purposes (subject to the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided above), each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

     Section 2.  Preferred Stock.
                 ---------------

     The Board of Directors is expressly authorized to provide for the issuance of all or any part of the shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited or fractional, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors in its sole discretion providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation Law, including, without limitation, the authority to determine with respect to the shares of any such class or series (i) whether such shares shall be redeemable, and, if so, the terms and conditions of such redemption, whether for cash, property or rights, including securities of any other corporation, and whether at the option of either the Corporation or the holder or both, including the date or dates or the event or events upon or after which they shall be redeemable, and the amount per share payable in cash of redemption, which amount may vary under different conditions and at different redemption dates; (ii) whether such shares shall be entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares; (iv) whether such shares shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, whether at the option either of the Corporation or the holder or both, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether the class or series shall have a sinking fund for the redemption or purchase of such shares, and, if so, the terms and amount of each sinking fund; (vi) provisions as to any other voting, optional, and/or special or relative rights, powers, priorities, preferences, limitations, or restrictions; and (vii) the number of shares and designation of such class or series.

     FIFTH:  The Corporation is to have perpetual existence.
     -----

     SIXTH:  Election of Directors need not be by written ballot unless the by-
     -----
laws of the Corporation so provide.

     SEVENTH:  The Board of Directors of the Corporation is expressly authorized
     -------
to adopt, amend or repeal the by-laws of the Corporation.

     EIGHTH:  A director shall not be personally liable to the Corporation or
     ------
its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

     NINTH:  The Corporation reserves the right to amend, alter, change or
     -----
repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242, 245 and 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Engage Technologies, Inc. has caused its corporation seal to be affixed hereto and this Certificate to be signed by Paul L. Schaut, its President, and attested by William Williams II, its Assistant Secretary, this 3rd day of April, 1998.

                                    ENGAGE TECHNOLOGIES, INC.


                                    By:  /s/  Paul L. Schaut
                                       ---------------------
                                         Paul L. Schaut
                                         President

ATTEST


By:  /s/  William Williams
   ------------------------------
     William Williams II
     Assistant Secretary

[Corporate Seal]

                         CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK


     Engage Technologies, Inc., a Delaware corporation (the "Corporation" or the "Company"), pursuant to authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous consent dated April 3, 1998, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series A Convertible Preferred Stock" and to consist of eight hundred thousand (800,000) shares as follows:

     RESOLVED: That, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation hereby is established, consisting of eight hundred thousand (800,000) shares, to be designated "Series A Convertible Preferred Stock", (hereafter "Series A Preferred Stock"), the Board of Directors, be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Corporation's Amended and Restated Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights, powers or priorities of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

     1.  Designation.  This series of Preferred Stock, par value $0.01 per
         -----------
share, shall be designated the "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock").

     2.  Dividends.
         ---------

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends computed at a rate of 7% or $0.70 per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) commencing as of February 1, 1998, payable when, as and if declared by the Board of Directors of the Corporation. The right to receive dividends on Series A Preferred Stock shall be noncumulative, and no right to receive dividends shall accrue by reason of the fact that no dividends have been declared on the Series A Preferred Stock in any or every prior year.

          (b) The Corporation shall not declare or pay any distributions on shares of Common Stock until the holders of shares of Series A Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 2 calculated on a cumulative basis from the date of issuance of said stock compounded annually as of any anniversary of the date of issuance of such shares.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

     3.  Liquidation, Dissolution or Winding-Up.
         --------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to holders of the Series A Preferred Stock pursuant to this Section 3 is less than $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (such amount to he equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock.

          (b) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to holders of the Series A Preferred Stock pursuant to this Section 3 is at least $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock, an amount equal to $10.00 per share of Series A Preferred Stock plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998. After the payment of the preferential amount required to be paid to the holders of the Series A Preferred Stock, upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of the Corporation's Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series A Preferred Stock shall have the right to elect the benefits of the provisions of
Section 5(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3. Each holder of Series A Preferred Stock shall notify the Company in advance of its election to obtain the benefits of this Section 3(c) or of Section 5(h), which notification shall be given not later than a date specified in writing to each holder by the Company to be at least five (5) days prior to the effective date of such consolidation, merger or sale. If a holder fails to make any election, he shall be deemed to have elected the benefits of this Section 3(c).

          (d) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

     4.  Voting Power.  Except as otherwise expressly provided in Section 8
         ------------
hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof (taking into account all accrued and unpaid dividends, if any, with respect to such Series A Preferred Stock), at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and of Common Stock shall be entitled to vote together as a class on all matters.

     5.  Conversion Rights.  The holders of the Series A Preferred Stock shall
         -----------------
have the following conversion rights:

          (a)  General.  Subject to and in compliance with the provisions of
               -------
this Section 5, any shares of the Series A Preferred Stock, may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c)) by the number of shares of Series A Preferred Stock being converted. Upon conversion of their shares of Series A Preferred Stock into shares of Common Stock, holders of shares of Series A Preferred Stock shall also have the option to have all declared but unpaid dividends on such shares of Series A Preferred Stock converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by multiplying the number of shares of Series A Preferred Stock which could have been purchased with such declared but unpaid dividends, assuming a Series A Preferred Stock purchase price of $10.00 per share, by the Applicable Conversion Rate in effect at the time of such conversion.

          (b)  Conversion Following Underwritten Public Offering.
               -------------------------------------------------

               (i) All outstanding shares of Series A Preferred Stock shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the Common Stock is sold at a price to the public of not less than the amount per share which would be equal to $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock) and in which the aggregate gross proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Company from such public offering, shall equal or exceed Fifteen Million Dollars ($15,000,000), be converted automatically into the number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion pursuant to Section 5(a) hereof without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock.

               (ii) Upon the occurrence of the conversion specified in Section 5(b)(i), the holders of such Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In addition, the Company may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (c)  Applicable Conversion Rate.  The conversion rate in effect at any
               --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) $10.00 by (ii) the Applicable Conversion Value, calculated as provided in Section 5(d).

          (d)  Applicable Conversion Value.  The Applicable Conversion Value in
               ---------------------------
effect from time to time, except as adjusted in accordance with Section 5(e) hereof, shall be $1.00 as of the date of this Certificate of Series A Convertible Preferred Stock.

          (e)  Adjustments to Applicable Conversion Value.
               ------------------------------------------

               (i)  Upon Sales of Common Stock.  If the Company shall, while
                    --------------------------
there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying such Applicable Conversion Value by a fraction:

               (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value, and

               (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of such additional shares of Common Stock so issued or deemed issued.

The Corporation's issuance of up to an aggregate of two million (2,000,000) shares of Common Stock (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock), or options exercisable therefor, pursuant to any stock purchase or stock option plan or other individual or group incentive program of any kind approved by the Board of Directors to the Corporation's officers, directors, employees or consultants shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 5(e).

     For the purposes of this Section 5(e), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) whether or not such conversion or exchange is conditional, shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

               (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

               (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

     For purposes of this Section 5(e), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(e) consists of property other than cash, the Company at its expense will promptly cause independent public accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such Property.

     This Section 5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(e)(ii)).

               (ii) Upon an Extraordinary Common Stock Event.  Upon the
                    ----------------------------------------
happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall (hereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (f)  Dividends.  In the even (the Company shall make or issue, or
               ---------
fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

          (g)  Recapitalization or Reclassification.  If the Common Stock
               ------------------------------------
issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series A Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h)  Capital Reorganization, Merger or Sale of Assets.  If at any time
               ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company's properties and assets to any other person or persons, then, as a pan of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation or entity resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment of his shares of Series A Preferred Stock under either this
Section 5(h) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.

          (i)  Accountant's Certificate as to Adjustments.  In each case of
               ------------------------------------------
an adjustment or readjustment of the Applicable Conversion Rate, the Company will furnish each holder of Series A Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of any holder, the Company will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j)  Exercise of Conversion Privilege.  To exercise his conversion
               --------------------------------
privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, cash in the amount of all unpaid dividends on such shares of Series A Preferred Stock, up to and including the Conversion Date, unless conversion of such unpaid dividends into Common Stock has been elected, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k)  Cash in Lieu of Fractional Shares.  No fractional shares of
               ---------------------------------
Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Company shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

          (l)  Partial Conversion.  In the event some but not all of the shares
               ------------------
of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

          (m)  Reservation of Common Stock.  The Company shall at all times
               ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and all unpaid dividends thereon, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and all unpaid dividends thereon, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6.  Redemption.
         ----------

          (a) At the written election of a majority in interest of the holders of Series A Preferred Stock on or before March 1, 2005, beginning on August 1, 2005 and on the first day of July in each year thereafter (the "Redemption Date"), the Company shall redeem twenty-five percent (25 %) of all of the outstanding shares of Series A Preferred Stock; provided, however, that the Company's redemption option shall be reduced by the number of shares of Series A Preferred Stock that have been converted prior to any such Redemption Date, and such reduction shall apply first to the Redemption Date immediately following such conversion and thereafter any balance shall apply to any Subsequent Redemption Dates. The redemption price for each share of Series A Preferred Stock redeemed pursuant w this Section 6 shall be $10.00 per share plus a dividend computed at a rate of 7% or $0.70 per share per annum, compounded annually as of February 1, 1998 (the "Redemption Price"). Each redemption of Series A Preferred Stock shall be made so that the number of shares of Series A Preferred Stock held by each holder whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series A Preferred Stock being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series A Preferred Stock then outstanding and held by all registered owners whose shares are being redeemed.

          (b) The Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock.

          (c)  At least thirty (30) days before any Redemption Date pursuant to
Section 6(a), written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock which is to be redeemed, at its address shown on the records of the Company; provided, however, that the giving of such Redemption Notice shall not affect the conversion rights of such holder pursuant to Section 5 hereof; provided, further, that the Company's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred Stock as provided in Section 6(a) hereof. The Redemption Notice shall contain the following information:

               (i) The number of shares of Series A Preferred Stock held by the holder which shall be redeemed by the Company and the total number of shares of Series A Preferred Stock held by all holders to be so redeemed.

               (ii) The Redemption Date and the applicable Redemption Price, and

               (iii) That the holder is to surrender to the Company, at the place designated therein, its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

          (d) Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shalt be canceled and retired.

          (e) If any shares of Series A Preferred Stock are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 6(d) hereof, then, from and after the Redemption Date, such shares of Series A Preferred Stock thereupon subject to redemption shall not be entitled to any further accrual of any dividends pursuant to
Section 2 hereof or to the conversion provisions set forth in Section 5 hereof, unless the Company otherwise specifically agrees in writing.

     7.  No Reissuance of Series A Preferred Stock.  No share or shares of
         -----------------------------------------
Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

     8.  Restrictions and Limitations.
         ----------------------------

          (a) Except as expressly provided herein or as required by law, neither the Company nor any subsidiary of the Company (which shall mean any corporation or trust of which the Company directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares) shall, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock voting together each share of Series A Preferred Stock to be entitled to one vote in each instance for each share of Common Stock into which such Preferred Stock is then convertible:

               (i) Redeem, purchase or otherwise acquire for value or (pay in, to or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock other than pursuant to the redemption provisions contained elsewhere herein;

               (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to liquidation preferences, conversion rights, redemption rights, dividend rights, voting rights or otherwise;

               (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the Company or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company;

               (iv) Effect any bank borrowings in excess of an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) U.S.;

               (v) Effect any merger by the Company with or into any business entity or any acquisition by the Company of any assets or business having a fair market value in excess of One Million Dollars ($1,000,000) U.S.; or

               (vi) Amend its Amended and Restated Certificate of Incorporation, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock.

     9.  No Dilution or Impairment.  Except as provided in Section 8 above, the
         -------------------------
Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding and all accrued and unpaid dividends thereon, and
(c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series A Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation law.

     IN WITNESS WHEREOF, Engage Technologies, Inc., has caused its corporation seal to be affixed hereto and this Certificate to be signed by Paul L. Schaut, its President, and attested by William Williams II, its Assistant Secretary, this 3rd day of April, 1998.

                                    ENGAGE TECHNOLOGIES, INC.



                                    By:  /s/  Paul L. Schaut
                                       ---------------------
                                         Paul L. Schaut, President

ATTEST


By:   /s/  William Williams
   -----------------------------------------
   William Williams II, Assistant Secretary

[Corporate Seal]